EX. 99-B

                Supplementary Consolidated Financial Statements

                         INDEX TO FINANCIAL STATEMENTS

    SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
    Reports of Independent Accountants on Supplementary
      Consolidated Financial Statements.........................   F-2
    Supplementary Consolidated Balance Sheets as of December 31,
      1998 and 1999 and June 30, 2000 (unaudited)...............   F-5
    Supplementary Consolidated Statements of Operations for the
      years ended December 31, 1997, 1998 and 1999 and the six
      months ended June 30, 1999 and 2000 (unaudited)...........   F-6
    Supplementary Consolidated Statements of Changes in
      Shareholders' Equity for the years ended December 31,
      1997, 1998 and 1999 and the six months ended June 30, 2000
      (unaudited)...............................................   F-7
    Supplementary Consolidated Statements of Cash Flows for the
      years ended December 31, 1997, 1998 and 1999 and for the
      six months ended June 30, 1999 and 2000 (unaudited).......   F-8
    Notes to Supplementary Consolidated Financial Statements....  F-10

                       REPORT OF INDEPENDENT ACCOUNTANTS

     To the Board of Directors and Shareholders of King Pharmaceuticals, Inc.:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of King Pharmaceuticals, Inc. and its subsidiaries at December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As described in Note 21, on August 31, 2000, the Company merged with Jones Pharma Incorporated ("Jones") in a transaction accounted for as a pooling of interests. The accompanying supplementary consolidated financial statements give retroactive effect to the merger of the Company with Jones. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company and its subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     In our opinion, based upon our audits and the report of the other auditors, the accompanying supplementary consolidated balance sheets and the related supplementary consolidated statements of operations, changes in shareholders' equity and of cash flows present fairly, in all material respects the financial position of the Company and its subsidiaries at December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these supplementary financial statements based on our audits. We did not audit the financial statements of Jones, which statements reflect total assets of $248.8 million and $300.5 million at December 31, 1998 and 1999, respectively, and total revenues of $88.8 million, $103.4 million and $132.5 million for the years ended December 31, 1997, 1998 and 1999, respectively. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Jones, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Greensboro, North Carolina
February 25, 2000, except for
the information in Note 17
for which the date is June 21, 2000,
the information in Note 21(a) for
which the date is March 17, 2000
and the information in Note 21(b) for
which the date is August 31, 2000

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Jones Pharma Incorporated

     We have audited the consolidated balance sheets of Jones Pharma Incorporated as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jones Pharma Incorporated at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

St. Louis, Missouri
January 31, 2000

                           KING PHARMACEUTICALS, INC.

                   SUPPLEMENTARY CONSOLIDATED BALANCE SHEETS
               AS OF DECEMBER 31, 1998 AND 1999 AND JUNE 30, 2000
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  JUNE 30,
                                                           1998        1999         2000
                                                         --------   ----------   -----------
                                                                                 (UNAUDITED)
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments......  $128,646   $  131,723   $   234,252
Investments............................................    21,434       80,229        52,347
Trade accounts receivable, net of allowance for
  doubtful accounts of $2,379, $3,407 and $3,731.......    67,084       91,821       106,939
Inventory..............................................    34,048       44,997        71,219
Deferred income taxes..................................     9,598       18,198        16,657
Prepaid expenses and other current assets..............     3,789       10,965         9,971
                                                         --------   ----------   -----------
          Total current assets.........................   264,599      377,933       491,385
                                                         --------   ----------   -----------
Property and equipment, net............................   118,139      122,268       126,339
Other assets...........................................    22,780       26,666        18,130
Investments............................................    25,074       33,583            --
Intangible assets, net.................................   548,538      621,356       610,993
                                                         --------   ----------   -----------
          Total assets.................................  $979,130   $1,181,806   $ 1,246,847
                                                         ========   ==========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable.......................................  $ 15,895   $   28,942   $    40,446
Accrued expenses.......................................    27,821       61,497        65,445
Income taxes payable...................................     5,295        9,225         7,870
Current portion of long term debt......................    13,310       14,502         2,912
                                                         --------   ----------   -----------
          Total current liabilities....................    62,321      114,166       116,673
Long-term debt:
  Revolving credit facility............................    19,000       45,000            --
  Term loans...........................................   414,750      354,194       137,540
  Senior subordinated notes............................    75,000      150,000       150,000
  Other................................................     5,737        4,161         3,932
Deferred income taxes..................................    10,007       17,773        16,545
Other liabilities......................................       150        1,500        26,500
                                                         --------   ----------   -----------
          Total liabilities............................   586,965      686,794       451,190
Commitments and contingencies (notes 14 and 21)
  Shareholders' equity.................................   392,165      495,012       795,657
                                                         --------   ----------   -----------
          Total liabilities and shareholders' equity...  $979,130   $1,181,806   $ 1,246,847
                                                         ========   ==========   ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                           KING PHARMACEUTICALS, INC.

              SUPPLEMENTARY CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1997, 1998, 1999
                AND THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          JUNE 30,    JUNE 30,
                                           1997       1998       1999       1999        2000
                                         --------   --------   --------   --------   -----------
                                                                               (UNAUDITED)
Revenues:
  Net sales............................  $136,132   $261,594   $480,815   $196,767    $269,079
  Royalty revenue......................    20,000     27,544     31,650     16,503      22,872
  Development revenue..................       558      5,283         --         --          --
                                         --------   --------   --------   --------    --------
          Total revenues...............   156,690    294,421    512,465    213,270     291,951
                                         --------   --------   --------   --------    --------
Operating costs and expenses:
  Costs of sales.......................    36,567     86,316    136,473     52,810      69,706
  Selling, general and
     administrative....................    40,255     59,445    107,219     43,977      65,605
  Royalty expense......................     4,343      6,617      7,355        783       1,242
  Depreciation and amortization........     8,576     15,566     33,864     15,804      18,778
  Research and development expense.....     7,792     10,866     17,659      7,892       9,681
  Merger & restructuring costs.........        --         --         --         --      20,789
  Non-recurring charge.................        --     10,500         --         --          --
                                         --------   --------   --------   --------    --------
          Total operating costs and
             expenses..................    97,533    189,310    302,570    121,266     185,801
                                         --------   --------   --------   --------    --------
  Operating income.....................    59,157    105,111    209,895     92,004     106,150
                                         --------   --------   --------   --------    --------
Other income (expenses):
  Interest income......................     4,672      7,746     10,507      4,607       7,004
  Interest expense.....................    (3,025)   (14,866)   (55,371)   (26,062)    (24,156)
  Other, net...........................       673      4,016     (3,239)       (74)       (114)
                                         --------   --------   --------   --------    --------
          Total other income
             (expense).................     2,320     (3,104)   (48,103)   (21,529)    (17,266)
                                         --------   --------   --------   --------    --------
  Income before income taxes and
     extraordinary item................    61,477    102,007    161,792     70,475      88,884
Income tax expense.....................    19,608     36,877     61,150     26,421      41,576
                                         --------   --------   --------   --------    --------
  Income from continuing operations....    41,869     65,130    100,642     44,054      47,308
  Income from discontinued
     operations........................     6,926     18,768         --         --          --
                                         --------   --------   --------   --------    --------
  Income before extraordinary item.....    48,795     83,898    100,642     44,054      47,308
Extraordinary item, net of income taxes
  of $2,787 and $445 in 1998 and 1999
  and $445 and $2,894 for periods ended
  June 30, 1999 and 2000...............        --     (4,411)      (705)      (705)     (4,685)
                                         --------   --------   --------   --------    --------
Net income.............................  $ 48,795   $ 79,487   $ 99,937   $ 43,349    $ 42,623
                                         ========   ========   ========   ========    ========
Income per common share:
Basic: Continuing operations...........  $   0.29   $   0.43   $   0.65   $   0.28    $   0.30
      Discontinued operations..........      0.05       0.13         --         --          --
      Extraordinary item...............        --      (0.03)     (0.01)        --       (0.03)
                                         --------   --------   --------   --------    --------
                                         $   0.34   $   0.53   $   0.64   $   0.28    $   0.27
                                         ========   ========   ========   ========    ========
Diluted: Continuing operations.........  $   0.29   $   0.43   $   0.63   $   0.27    $   0.29
        Discontinued operations........      0.05       0.12         --         --          --
        Extraordinary item.............        --      (0.03)        --         --       (0.03)
                                         --------   --------   --------   --------    --------
                                         $   0.34   $   0.52   $   0.63   $   0.27    $   0.26
                                         ========   ========   ========   ========    ========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                           KING PHARMACEUTICALS, INC.

    SUPPLEMENTARY CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                     AND THE SIX MONTHS ENDED JUNE 30, 2000
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                      UNREALIZED   DUE FROM   COST OF
                                                                           RETAINED    LOSS ON     RELATED    TREASURY
                                                   SHARES       AMOUNT     EARNINGS   SECURITIES    PARTY      STOCK      TOTAL
                                                 -----------   --------    --------   ----------   --------   --------   --------
Balance, December 31, 1996 as previously
 reported......................................   15,643,452   $  8,448   $  7,938       $(16)     $  (677)   $     --   $ 15,693
 Medco pooling of interests....................   10,885,560     52,216    (11,394)                             (4,323)    36,499
 Jones Pharma pooling of interests.............   31,989,882    109,719     52,200         --           --          --    161,919
                                                 -----------   --------   --------       ----      -------    --------   --------
 Balance, December 31, 1996 as adjusted........   58,518,894    170,383     48,744        (16)        (677)     (4,323)   214,111
Issuance of common shares, net of $743 of
 expenses......................................    6,856,548      8,007         --         --           --          --      8,007
Realized loss on securities....................           --         --         --         16           --          --         16
Advances to Benevolent Fund....................           --         --         --         --         (994)         --       (994)
2.8 to 1 common stock split....................   40,500,000         --         --         --           --          --         --
Stock options exercised........................      596,199        993         --         --           --          --        993
Shares tendered in payment of option price.....      (25,774)      (340)        --         --           --          --       (340)
Tax benefits associated with the exercise of
 nonqualified stock options....................           --        287         --         --           --          --        287
Return of escrowed shares......................       (6,816)       (87)        --         --           --          --        (87)
Cash dividend declared -- Jones................           --         --     (2,719)        --           --          --     (2,719)
Purchase of stock held in treasury.............     (256,631)        --         --         --           --      (2,353)    (2,353)
Net income.....................................           --         --     48,795         --           --          --     48,795
                                                 -----------   --------   --------       ----      -------    --------   --------
Balance, December 31, 1997.....................  106,182,420    179,243     94,820         --       (1,671)     (6,676)   265,716
Issuance of common shares, net of expenses.....    9,235,643     50,117         --         --           --          --     50,117
Payments from Benevolent Fund..................           --         --         --         --        1,075          --      1,075
Stock options exercised........................      512,196      2,856         --         --           --          --      2,856
Shares tendered in payment of option price.....      (10,791)        --         --         --           --          --         --
Tax benefits associated with the exercise of
 nonqualified stock options....................           --        353         --         --           --          --        353
Cash dividend declared -- Jones................           --         --     (3,307)        --           --          --     (3,307)
Purchase of stock held in treasury.............     (223,386)        --         --         --           --      (4,132)    (4,132)
Net income.....................................           --         --     79,487         --           --          --     79,487
                                                 -----------   --------   --------       ----      -------    --------   --------
Balance, December 31, 1998.....................  115,696,082    232,569    171,000         --         (596)    (10,808)   392,165
3 to 2 common stock split declared July 13,
 1999..........................................   15,994,942         --         --         --           --          --         --
Stock options exercised........................      934,279      7,184         --         --           --          --      7,184
Shares tendered in payment of option price.....      (34,264)        --         --         --           --          --         --
Amortization of unearned compensation..........           --         74         --         --           --          --         74
Tax benefits associated with the exercise of
 nonqualified stock options....................           --        632         --         --           --          --        632
Stock warrants exercised.......................       40,542        540         --         --           --          --        540
Payments from Benevolent Fund..................           --         --         --         --          596          --        596
Retirement of treasury stock...................           --    (15,263)        --         --           --      15,263         --
Tax benefit....................................           --      2,475         --         --           --          --      2,475
Purchase of stock held in treasury.............     (187,406)        --         --         --           --      (4,455)    (4,455)
Cash dividend declared -- Jones................           --         --     (4,042)        --           --          --     (4,042)
Net unrealized losses on marketable securities,
 net of tax....................................           --         --         --        (94)          --          --        (94)
Net income.....................................           --         --     99,937         --           --          --     99,937
                                                 -----------   --------   --------       ----      -------    --------   --------
Balance, December 31, 1999.....................  132,444,175    228,211    266,895        (94)          --          --    495,012
3 to 2 common stock split declared February 3,
 2000 (unaudited)..............................   23,992,412         --         --         --           --          --         --
Stock options exercised (unaudited)............    1,420,626     20,225         --         --           --          --     20,225
Shares tendered in payment of option price
 (unaudited)...................................      (27,273)        (1)        --         --           --          --         (1)
Amortization of unearned compensation
 (unaudited)...................................           --         25         --         --           --          --         25
Cash dividend declared -- Jones (unaudited)....           --         --     (2,619)        --           --          --     (2,619)
Net change in unrealized losses on marketable
 securities, net of tax (unaudited)............           --         --         --         42           --          --         42
April 19, 2000 issuance of common shares, net
 of $170 expenses (unaudited)..................    6,000,000    165,350         --         --           --          --    165,350
June 22, 2000 issuance of common shares
 (unaudited)...................................    1,928,021     75,000         --         --           --          --     75,000
Net income (unaudited).........................           --         --     42,623         --           --          --     42,623
                                                 -----------   --------   --------       ----      -------    --------   --------
Balance, June 30, 2000 (unaudited).............  165,757,961   $488,810   $306,899       $(52)     $    --    $     --   $795,657
                                                 ===========   ========   ========       ====      =======    ========   ========

               The accompanying notes are an integral part of the
                supplementary consolidated financial statements.

                           KING PHARMACEUTICALS, INC.

              SUPPLEMENTARY CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                AND THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000
                                 (IN THOUSANDS)

                                                                                                 JUNE 30,      JUNE 30,
                                                               1997       1998        1999         1999          2000
                                                              -------   ---------   ---------   -----------   -----------
                                                                                                (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Net income................................................  $48,795   $  79,487   $  99,937    $  43,349     $  42,623
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................    9,182      15,566      33,864       15,770        18,803
    Amortization of deferred financing costs................       --         728       2,834          603         4,685
    Extraordinary loss......................................       --       7,198       1,150        1,150            --
    Deferred income taxes...................................     (937)     (5,061)       (834)          --           314
    Pretax gain on sale of discontinued operations..........       --     (30,616)         --           --            --
    Nonrecurring charge.....................................       --      10,500          --           --            --
    Other non-cash items, net...............................      796        (534)      1,895          232         1,193
    Changes in operating assets and liabilities:
      Accounts receivable...................................  (12,452)    (36,305)    (27,054)     (12,338)      (15,092)
      Royalty receivable....................................     (226)     (2,345)      1,696       (1,073)      (26,691)
      Inventories...........................................   (7,357)    (15,899)    (10,949)     (15,811)          470
      Prepaid expenses and other assets.....................   (4,940)      2,912      (4,481)      (2,233)        1,172
      Other assets..........................................    1,445      (3,474)     (1,755)       1,042         2,997
      Accounts payable......................................    1,557      12,126      13,520       (2,887)       14,766
      Accrued expenses and other............................    7,861       7,215      34,553       14,181           370
      Deferred revenue......................................     (548)         --          --           --            --
      Deferred royalty payment..............................   (1,266)     (1,451)         --           --            --
      Other long-term liabilities...........................       --          --          --           --        25,000
      Income taxes..........................................    3,964       1,983       3,930          685        (1,355)
                                                              -------   ---------   ---------    ---------     ---------
        Net cash provided by operating activities...........   45,874      42,030     148,306       42,670        69,255
                                                              -------   ---------   ---------    ---------     ---------
Cash flows from investing activities:
  Purchase of investment securities.........................  (20,162)    (34,293)    (88,820)     (16,000)      (50,680)
  Proceeds from maturity and sale of investment
    securities..............................................    8,682      25,922      21,500       13,000       112,152
  Purchases of property, plant and equipment................   (6,996)    (83,765)    (13,219)      (4,766)       (9,062)
  Purchases of intangible assets............................  (76,961)   (345,618)    (98,199)          --            --
  Other purchases...........................................       --          --          --           --        (4,000)
  Merger related costs......................................     (373)         --      (2,094)          --            --
  Proceeds from sale of assets..............................      278          47          80           19           411
  Proceeds from the sale of discontinued operations.........       --      55,000          --           --            --
                                                              -------   ---------   ---------    ---------     ---------
        Net cash (used in) provided by investing
          activities........................................  (95,532)   (382,707)   (180,752)      (7,747)       48,821
                                                              -------   ---------   ---------    ---------     ---------
Cash flows from financing activities:
  Proceeds from revolving credit facility...................   29,599          --      92,000        7,000        14,000
  Payments on revolving credit facility.....................  (23,447)         --     (66,000)     (22,174)      (59,000)
  Proceeds from issuance of common shares and exercise of
    stock options, net......................................    8,660      52,973      10,199        1,726       260,574
  Payments of cash dividends................................   (3,279)     (3,307)     (4,042)      (1,873)       (2,619)
  Purchase of stock held in treasury........................   (2,353)     (4,132)     (4,455)      (4,456)           --
  Book overdraft............................................    1,423          --          --           --            --
  Repayment on shareholder notes receivable.................    2,093          --          --           --            --
  Proceeds from other long-term debt........................   55,923     658,741     150,000      150,081            --
  Payments on other long-term debt..........................  (26,798)   (262,318)   (136,021)    (130,918)     (228,502)
  Payments on notes payable.................................       --        (916)         --           --            --
  Due to affiliate..........................................     (994)      1,075         596           --            --
  Initial public offering costs.............................     (710)         --          --           --            --
  Debt issuance costs.......................................     (458)    (25,465)     (6,754)      (6,746)           --
                                                              -------   ---------   ---------    ---------     ---------
        Net cash provided by financing activities...........   39,659     416,651      35,523       (7,360)      (15,547)
                                                              -------   ---------   ---------    ---------     ---------
Increase (decrease) in cash.................................   (9,999)     75,974       3,077       27,563       102,529
Cash and cash equivalents, beginning of period..............   62,671      52,672     128,646      128,646       131,723
                                                              -------   ---------   ---------    ---------     ---------
Cash and cash equivalents, end of period....................  $52,672   $ 128,646   $ 131,723    $ 156,209     $ 234,252
                                                              =======   =========   =========    =========     =========
Supplemental disclosure of cash paid for:
  Interest..................................................  $ 2,594   $  14,144   $  50,411
                                                              =======   =========   =========
  Taxes.....................................................  $18,972   $  34,305   $  57,576
                                                              =======   =========   =========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                           KING PHARMACEUTICALS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                                 (IN THOUSANDS)

     Supplemental schedule of non-cash investing and financing activities:

     For the years ended December 31, 1997, 1998 and 1999, the Company entered into capital leases totalling $85, $1,004 and $83, respectively.

     The Company purchased intangible assets financed by the seller of $75,000 in 1998.

     In connection with its purchases of intangible assets the Company assumed estimated liabilities of $3,062 and $2,913 for returns of products shipped prior to acquisition date during 1997 and 1998, respectively.

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                           KING PHARMACEUTICALS, INC.

            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. THE COMPANY

     King Pharmaceuticals, Inc. ("King" or the "Company") is a vertically integrated pharmaceutical company that researches, develops, manufactures, markets and sells primarily branded prescription pharmaceutical products. Through a national sales force and copromotion arrangements, King markets its branded pharmaceutical products to general/family practitioners, internal medicine physicians, cardiologists, endocrinologists, pediatricians and hospitals across the country. The Company also provides contract manufacturing for a number of the world's leading pharmaceutical and biotechnology companies.

     These consolidated financial statements include the accounts of King and its wholly owned subsidiaries, Monarch Pharmaceuticals, Inc., Parkedale Pharmaceuticals, Inc., Medco Research, Inc. (acquired February 25, 2000), Jones Pharma Incorporated (acquired August 31, 2000) and King Pharmaceuticals of Nevada, Inc. All intercompany transactions and balances have been eliminated in consolidation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities are affected by such estimates and assumptions. Actual results could differ from those estimates.

     Revenue Recognition. Sales are reported net of an estimate for returns and allowances, rebates and chargebacks when goods are shipped to the customer. Product sales and sales of manufactured products are recognized upon shipment. Development revenue is recognized upon approval of the product from the Food and Drug Administration. The Company records royalty revenue when it is earned, based on third party net sales of products under license.

     Cash and Cash Equivalents. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company's cash and cash equivalents are placed in large domestic banks which limit the amount of credit exposure.

     Inventories. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventory of product samples not distributed to third parties represent 8.6% of inventory as of December 31, 1999.

     Investments. The Company's investments primarily include marketable securities, which are recorded at cost, net of amortization of premiums and discounts. All premiums and/or discounts are amortized over the remaining term of the related security using the straight-line method, which does not differ significantly from the effective interest rate method. The Company's investments are accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". This Statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments on debt securities. These investments are classified in three categories and are accounted for as follows:
(1) debt securities that the Company has the positive intent and the ability to hold to maturity are classified as held-to-maturity and reported at cost; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair

                           KING PHARMACEUTICALS, INC.

value, with unrealized gains and losses included in earnings; (3) debt and equity securities not classified as either held-to-maturity or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity. All of the Company's investments are accounted for as held-to-maturity securities as of December 31, 1998 and 1999. The classification of investments is determined on the date of acquisition. The Company reviews its investment portfolio as deemed necessary and, where appropriate, adjusts individual investments for other-than-temporary impairments. In February 2000, the Company sold its held to maturity investments as a result of the Medco merger and recognized a loss on sale of $662. In addition, the Company liquidated its investments as a result of the Jones Merger and recognized a loss on sale of $45.

     Income Taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized.

     Financial Instruments and Derivatives. The Company does not use financial instruments for trading purposes. Financial instruments, which are a type of derivative instrument, are used to manage interest rate risks. The notional amounts of the interest rate protection agreements entered into by the Company are used to measure the interest to be paid or received and do not represent the amount of exposure to loss.

     The fair value of financial instruments are determined by reference to various market data or other valuation techniques as appropriate. Unless otherwise disclosed, the fair values of financial instruments approximate their recorded values.

     Property, Plant and Equipment. Property, plant and equipment are stated at cost. Maintenance and repairs are expensed as incurred. Depreciation is computed over the estimated useful lives of the related assets using the straight-line method for financial statement purposes and accelerated methods for income tax purposes. The estimated useful lives are principally 15 to 40 years for buildings and improvements and 3 to 15 years for machinery, automobiles, furniture and equipment. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation with any resulting gain or loss reflected in income.

     In the event that facts and circumstances indicate that the cost of property, plant and equipment may be impaired, evaluation of recoverability is performed using the estimated future undiscounted cash flows associated with the asset compared to the asset's carrying amount to determine if a writedown is required.

     Capitalized Interest. For the years ended December 31, 1998 and 1999, the Company capitalized interest of approximately $239 and $381, respectively. The Company had no capitalized interest for the year ended December 31, 1997.

     Intangible Assets. Intangible assets which include product rights and goodwill are stated at cost, net of accumulated amortization. Amortization is computed over the estimated useful lives, ranging from 5 to 40 years, using the straight-line method. In addition, the Company capitalizes certain acquisition costs incurred in connection with the application for and the procurement of patents, trademarks and distribution rights. Costs are capitalized on a case-by-case basis relating to those

                           KING PHARMACEUTICALS, INC.

territories where the Company anticipates receiving significant future benefits from the patent, and are amortized over the life of the patent beginning at date of grant. Amortization periods on capitalized patent costs, trademarks and distribution rights range from 3 to 30 years.

     The Company periodically reevaluates the propriety of the carrying amount of intangibles as well as the related amortization period to determine whether the current events and circumstances warrant adjustments to the carrying values and/or revised estimates of useful lives. This evaluation is performed using the estimated projected future undiscounted cash flows associated with the asset compared to the asset's carrying amount to determine if a writedown is required. To the extent such projection indicates that undiscounted cash flow is not expected to be adequate to recover the carrying amounts, the assets are written down to discounted cash flows.

     Other Assets. Other assets consist primarily of deferred financing costs and amounts related to life insurance policies on the lives of certain key officers. Deferred financing costs are being amortized over periods ranging from six to ten years. Amortization expense related to deferred financing costs was $0, $728 and $2,834 for 1997, 1998 and 1999, respectively, and has been included in interest expense.

     During 1998 and 1999 and the six months ended June 30, 2000, the Company repaid certain debt prior to maturity. The repayment resulted in extraordinary charges of $4,411, net of related tax benefits of $2,787 in 1998, $705, net of related tax benefits of $445, in 1999, and $4,685, net of related tax benefits of $2,894 in the six months ended June 30, 2000, associated with the write-off of certain deferred financing costs.

     Self-Funded Health Insurance. The Company is self-insured with respect to its health care benefit program. The Company contributes estimated amounts to a third-party administrator on a monthly basis which are used to pay health care claims during the year. Under the plan, the Company pays a minimum amount annually and has an aggregate stop-loss limit based upon the number of participants and their insured status. Self-insured costs are accrued based upon reported claims and an estimated liability for claims incurred but not reported.

     Research and Development. The Company incurs research and development costs that are expensed as incurred. These costs were approximately $7,792, $10,866 and $17,659, for the years ended December 31, 1997, 1998 and 1999, respectively.

     Advertising and Promotion. The Company expenses advertising and promotion costs as incurred and these costs are included as selling, general and administrative expenses. Advertising and promotion costs for the years ended December 31, 1997, 1998 and 1999 were $11,572, $22,324 and $40,460, respectively.

     New Accounting Pronouncements. In June 1998, the Board adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and hedging activities. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the effective date of FASB Statement No. 133 -- an amendment of FASB Statement No. 133", that revises SFAS No. 133, to become effective in the first quarter of fiscal 2001. The Company is evaluating the provisions of SFAS No. 133, but does not anticipate its adoption to have a material impact on financial position or results of operations.

                           KING PHARMACEUTICALS, INC.

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," ("SAB 101") which clarifies accounting and reporting standards for revenue recognition. As a result of a deferral of the effective date, SAB 101 will be effective for the fourth quarter of fiscal years beginning after December 15, 1999. The Company does not believe that SAB 101 will have any impact on its financial position or results of operations.

     Comprehensive Income. The Company had other comprehensive income of $16, net of tax, related to an unrealized loss on securities in 1997, no other comprehensive income in 1998, and other comprehensive loss of $94 in 1999, net of tax, related to an unrealized loss on securities. Accumulated other comprehensive income was $48,811, $79,487, and $99,843 for the years ended December 31, 1997, 1998, and 1999, respectively.

3. CONCENTRATIONS OF CREDIT RISK

     A significant portion of the Company's sales is to customers in the pharmaceutical industry. Approximately, 13% and 14% of accounts receivable at December 31, 1998 and 1999, respectively were due from one customer. At December 31, 1998 and 1999, an additional 17% and 13%, respectively, were due from two other customers. The Company monitors the extension of credit to customers and has not experienced significant credit losses.

     The following table represents a summary of sales to significant customers as a percentage of the Company's total revenues:

                                                             1997    1998    1999
                                                             ----    ----    ----
Customer A.................................................   n/a     n/a    12.5%
Customer B.................................................  12.8%    n/a     n/a
Customer C.................................................  14.2%    n/a     n/a
Customer D.................................................  11.5%    n/a     n/a

     n/a -- sales were less than 10% for the year.

     The majority of the royalty receivable balance at December 31, 1998 and 1999 relates to Fujisawa USA, Inc.

     The Company invests its excess cash primarily in U.S. Government and high-quality corporate debt securities and commercial paper. The commercial paper securities are highly liquid and the government securities typically mature within one to three years (although there is an established secondary market for sales at any given time). Based on the nature of the financial instruments and/or historical realization of these financial instruments, management believes they bear minimal risk.

                           KING PHARMACEUTICALS, INC.

4. INVESTMENTS

     The aggregate fair values of investment securities at December 31, 1999 and 1998 along with unrealized gains and losses determined on an individual security basis are as follows:

                                                                GROSS        GROSS
                                                              UNREALIZED   UNREALIZED
                                                     COST       GAINS        LOSSES      MARKET
                                                   --------   ----------   ----------   --------
1999
U.S. Government Obligations......................  $ 25,951      $ --        $(278)     $ 25,673
Corporate Obligations............................    24,633        29         (235)       24,427
                                                   --------      ----        -----      --------
Total securities held to maturity................  $ 50,584      $ 29        $(513)     $ 50,100
                                                   ========      ====        =====      ========
U.S. Government obligations......................  $ 10,581      $ --        $  (9)     $ 10,572
Municipal obligations............................    22,353        --         (123)       22,230
Corporate bonds..................................    30,447        21          (42)       30,426
                                                   --------      ----        -----      --------
Total securities available-for-sale..............  $ 63,381      $ 21        $(174)     $ 63,228
                                                   ========      ====        =====      ========
1998
U.S. Government Obligations......................  $ 26,046      $217        $  --      $ 26,263
Corporate Obligations............................    20,462        --          (99)       20,363
                                                   --------      ----        -----      --------
Total securities held to maturity................  $ 46,508      $217        $ (99)     $ 46,626
                                                   ========      ====        =====      ========

     There were no realized gains or losses in 1999, 1998 or 1997.

     The following represents the contractual maturities of investments held as of December 31, 1999.

Less than 1 year............................................  $ 57,929
1 to 5 years................................................    56,036
                                                              --------
          Total.............................................  $113,965
                                                              ========

     The difference between amortized cost and market value of $153 (less deferred taxes of $59) was recorded as an other comprehensive loss within stockholders' equity as of December 31, 1999.

     At December 31, 1999, approximately $92,470 of available-for-sale securities with original maturities of 90 days or less were included in cash and short-term investments. The market value of these securities approximates cost, and the cost of investments sold is determined by the specific identification method. A portion of short-term investments are comprised of variable auction rate securities that provide for optional or early redemption within five weeks and the contractual maturities are generally greater than twelve months.

5. INVENTORY

     Inventory consists of the following:

                                                               1998       1999
                                                              -------    -------
Finished goods..............................................  $18,519    $25,649
Work-in-process.............................................    5,892      7,580
Raw materials...............................................    9,637     11,768
                                                              -------    -------
                                                              $34,048    $44,997
                                                              =======    =======

                           KING PHARMACEUTICALS, INC.

6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                              1998        1999
                                                            --------    --------
Land......................................................  $  6,017    $  6,183
Buildings and improvements................................    67,623      70,128
Machinery, automobiles, furniture and equipment...........    50,546      57,799
Equipment under capital lease.............................     2,713       2,537
Construction in progress..................................     6,234       8,501
                                                            --------    --------
                                                             133,133     145,148
Less accumulated depreciation.............................   (14,994)    (22,880)
                                                            --------    --------
                                                            $118,139    $122,268
                                                            ========    ========

     Depreciation and amortization expense for the years ended December 31, 1997, 1998 and 1999 was $3,235, $6,274 and $8,401, respectively.

7. ACQUISITIONS/INTANGIBLE ASSETS

  Goodwill and Product Rights:

     On November 12, 1999, the Company purchased the rights, title and interest to the Tigan product line from Roberts Pharmaceuticals, Inc. for a purchase price of $6,493, including $93 related to the forgiveness of certain indebtedness owed by the Company. The purchase price is being amortized over its estimated useful life of 20 years. The acquisition was financed through borrowings on the Company's revolving credit facility.

     On July 30, 1999, the Company purchased the rights, title and interest in and to the trademark Lorabid within the United States and Puerto Rico, from Eli Lilly and Company for a purchase price of $90,500, plus acquisition costs of $1,299 and sales performance milestones. The sales performance milestones could bring the total price to $158,000 if the Company achieves annual product sales of $140,000. The entire purchase price of $90,500 was allocated to intangible assets and is being amortized over its estimated useful life of 25 years for goodwill and 15 years for amounts allocated to the patents. The acquisition was financed through borrowings on the Company's revolving credit facility.

     On December 22, 1998, the Company acquired three branded pharmaceutical products from Hoechst Marion Roussel, Inc. ("HMR" or "Seller") for a purchase price of $362,500, plus acquisition costs of approximately $450. The acquired products were: (a) the U.S. rights to the Altace product line with patents expiring through 2008, (b) worldwide rights to the Silvadene product line, and
(c) worldwide rights to the AVC product line (collectively the "Altace Acquisition"). The purchase price was principally allocated to intangible assets and financed under the Company's Senior Credit Facility and a $75,000 note from the Seller (Note 9). Intangible assets are being amortized over 15 to 30 years.

     On June 30, 1998, the Company acquired the rights, title and interest to the Menest(R) product line for approximately $5,000. The entire purchase was allocated to intangible assets and is being amortized over its estimated useful life of 25 years. The acquisition was financed with proceeds resulting from the completion of the Company's June 25, 1998 initial public offering.

                           KING PHARMACEUTICALS, INC.

     On February 28, 1998, the Company acquired the rights, titles and interest to certain product lines, production facilities (the "Parkedale Facility"), and assumed contracts for manufacturing for third parties from Warner-Lambert Company (the "Sterile Products Acquisition"). The purchase price, including assumed liabilities of $2,913, of $127,913 was allocated to real estate and equipment based on fair values ($44,130 and $28,914, respectively) with the residual $54,869 being allocated to intangibles and is being amortized over 5 to 40 years and 25 years, respectively. The purchase price was financed under the Company's Credit Agreement.

     On June 30, 1997, the Company acquired two products, Cytomel and Triostat, from SKB for a cash purchase price of $22,800. The purchase price has been allocated to the acquired intangibles with amortizable lives ranging from 10 to 25 years. In connection with the acquisition, the Company entered into manufacturing agreements for the supply of both Cytomel and Triostat.

     The following unaudited pro forma summary presents the financial information as if the acquisitions had occurred on January 1, 1998. These pro forma results have been prepared for comparative purposes and do not purport to be indicative of what would have occurred had the acquisitions been made on January 1, 1998, nor is it indicative of future results.

                                                                   FOR THE YEAR ENDED
                                                              ----------------------------
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1998            1999
                                                              ------------    ------------
Total revenues..............................................    $509,708        $549,478
                                                                ========        ========
Net income..................................................    $ 78,805        $109,597
                                                                ========        ========
Basic and diluted income per common share...................    $   0.51        $   0.70
                                                                ========        ========

     In October 1989, the Company received FDA approval to market Adenocard in the United States. The Company entered into agreements with Fujisawa USA, Inc. ("Fujisawa") for the manufacture and marketing of Adenocard in the United States and Canada and receives royalties from Fujisawa based on a percentage of Adenocard net sales. The Company has also entered into an agreement with Sanofi Pharma (France) (Sanofi) for the manufacture and marketing of Adenocard in all countries other than the United States and Canada. In September 1991, Sanofi received marketing approval (under the trade name Adenocor) in the United Kingdom and, in May 1992, received marketing approval (under the trade name Krenosin) in Switzerland. The Company receives royalties from Sanofi based on a percentage of Adenocor and Krenosin sales. One half of all royalties received from Adenocard, Adenocor and Krenosin sales are payable by the Company to the University of Virginia Alumni Patents Foundation from which the Company acquired rights to Adenocard.

     In 1988, the Company entered into a Development and License Agreement (the "Agreement") with Fujisawa that provides for Fujisawa to fund one-half of the development costs (as incurred) of Adenoscan, and other products. Under the agreement, Fujisawa will have manufacturing and marketing rights to these drugs in the United States and Canada upon the Company's receipt of the required regulatory approvals, and will pay the Company royalties based on sales of these drugs. Royalties received by the Company from sales of these drugs outside of the United States and Canada will be shared equally with Fujisawa. In May 1995, the FDA granted marketing clearance for Adenoscan in the United States. In May 1996, the parties entered into an agreement to jointly develop adenosine-based products having indications as cardioprotective agents. In March 1998,

                           KING PHARMACEUTICALS, INC.

Fujisawa on behalf of itself and the Company, licensed additional intellectual property rights for intravenous adenosine in cardiac imaging and the right to use intravenous adenosine as a cardioprotectant in combination with thrombolytic therapy, balloon angioplasty and coronary bypass surgery and secured intellectual property rights to extend the exclusivity of Adenoscan until 2015. Pursuant to the Agreement and the May 1996 agreement, the Company paid its 50% share of the one-time up-front fee due to the licensor, which the Company capitalized and is amortizing over the life of the patents, and is obligated to pay its 50% share of a 6% royalty on Adenoscan net sales to this third party.

     In June 1998, Fujisawa assigned and transferred to the Company all of its right, title and interest in the May 1996 cardioprotective product development agreement, including all of Fujisawa's related scientific data and intellectual properties in the United States and Canada. In the event that the Company markets an adenosine-containing cardioprotective product, Fujisawa will receive an 8% royalty on the Company's net sales. In the event that the Company licenses a third party to sell such product, Fujisawa will receive 25% of licensing fees, milestone payments, royalties, and other considerations received by the Company from such third party after the Company has recouped $2,000 toward its investment plus its substantiated future development costs. Also in June 1998, the Company transferred the NDA for Adenocard and Adenoscan to Fujisawa and provided assistance to Fujisawa in connection with the contract manufacturing agreement for both products with a third party.

     Intangible assets consist of the following:

                                                              1998        1999
                                                            --------    --------
Altace, Silvadene, AVC....................................  $362,950    $362,950
Lorabid...................................................        --      91,799
Sterile Products..........................................    54,509      54,509
Septra, Proloprim, Mantadil, Kemadrin.....................    15,425      15,425
Cortisporin...............................................    23,694      23,694
Distribution systems, trademark, licenses and
  patents -- Jones related................................    66,805      66,577
Other product rights and intangible assets................    44,761      51,254
                                                            --------    --------
                                                             568,144     666,208
Less accumulated amortization.............................   (19,606)    (44,852)
                                                            --------    --------
                                                            $548,538    $621,356
                                                            ========    ========

     Amortization expense for the years ended December 31, 1997, 1998, and 1999 was $5,947, $9,495, and $25,463, respectively.

     In June 1998, the Company recorded a noncash accounting charge related to an impairment of certain under-performing long-lived assets. As a result of the Company's strategic review process of its product lines and related intangible assets, the Company determined that a portion of the goodwill associated with certain lower-margin pharmaceutical products has been impaired. The revised carrying value of the respective goodwill was calculated on the basis of discounted estimated future cash flows and resulted in a noncash, after-tax charge of $10,500. This nonrecurring charge, which has been reported as a separate line item in the accompanying 1998 consolidated statement of operations, has no impact on the Company's 1998 cash flow or its ability to generate cash flow in the future.

                           KING PHARMACEUTICALS, INC.

8. LEASE OBLIGATIONS

     The Company leases certain office and manufacturing equipment and automobiles under noncancelable operating leases with terms from one to five years. Estimated future minimum lease payments, as of December 31, 1999 for leases with initial or remaining terms in excess of one year are as follows:

2000........................................................  $5,276
2001........................................................   4,154
2002........................................................   2,642
2003........................................................   1,387
2004........................................................     397

     Rent expense for the years ended December 31, 1997, 1998 and 1999 was approximately $370, $2,015, and $4,245, respectively.

     Additionally, the Company leases office space in its building to tenants under agreements ranging from one to twenty years. Such leases are accounted for as operating leases. Rental income for the years ended December 31, 1997, 1998 and 1999 was approximately $44, $40 and $40, respectively. As of December 31, 1999 estimated future minimum rental payments to be received each year from 2000 to 2004 is $40.

     Capital lease obligations for certain equipment as of December 31, 1999 are as follows:

2000........................................................  $  628
2001........................................................     447
2002........................................................     292
2003........................................................     160
                                                              ------
          Total minimum lease payments......................   1,527
Less imputed interest.......................................      86
                                                              ------
Present value of minimum lease payments.....................   1,441
Less current maturities.....................................     562
                                                              ------
                                                              $  879
                                                              ======

9. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                               1998       1999
                                                              -------    -------
Product returns and chargebacks.............................  $12,305    $17,946
Rebates.....................................................      508     13,598
Accrued interest............................................    1,176      6,517
Other.......................................................   13,832     23,436
                                                              -------    -------
                                                              $27,821    $61,497
                                                              =======    =======

                           KING PHARMACEUTICALS, INC.

10. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                              1998        1999
                                                            --------    --------
Senior Credit Facility:
  Revolving Credit Facility...............................  $ 19,000    $ 45,000
  Tranche A Term Loan.....................................   150,000      97,235
  Tranche B Term Loan.....................................   275,000     269,921
Senior Subordinated Notes with interest at 10 3/4% payable
  semiannually due March 2009.............................        --     150,000
Senior Subordinated Notes due to seller paid in March
  1999....................................................    75,000          --
Notes payable to former owners, due in equal annual
  installments of principal and interest (at a rate of 6%)
  of $1,226 through December 2003.........................     5,163       4,247
Note payable to shareholder, paid March 1999..............     1,750          --
Various capital leases with interest rates ranging from
  8.3% to 12.7% and maturing at various times through
  2002....................................................     1,849       1,441
Other notes payable.......................................        35          13
                                                            --------    --------
                                                             527,797     567,857
     Less current portion.................................    13,310      14,502
                                                            --------    --------
                                                            $514,487    $553,355
                                                            ========    ========

     On March 3, 1999, the Company issued $150,000 of 10 3/4% Senior Subordinated Notes due 2009. Net proceeds of approximately $144,000 were used to repay outstanding indebtedness under the Senior Credit Facility ($69,000) and a note due to seller ($75,000). The debt is guaranteed by the Company's wholly owned subsidiaries.

     On December 22, 1998, the Company amended and restated its Credit Agreement (as defined below) dated as of February 27, 1998 (the "Senior Credit Facility") to: (a) finance the Altace Acquisition; (b) refinance the Company's then existing indebtedness; and (c) provide for ongoing working capital and other financing requirements. The Senior Credit Facility, as amended, provides for up to $525,000 of aggregate borrowing capacity, consisting of: a $150,000 tranche A term loan (the "Tranche A Term Loan"); a $275,000 tranche B term loan (the "Tranche B Term Loan"); and a revolving credit facility in an aggregate amount of $100,000 (the "Revolving Credit Facility"). The Revolving Credit Facility includes a $10,000 sublimit available for the issuance of letters of credit and a $5,000 sublimit available for swingline loans.

     As of December 31, 1999, the Company had $55,000 of available borrowings under its Revolving Credit Facility.

     The Tranche A Term Loan is subject to certain specified amortization payments required to be made in quarterly installments until December 22, 2004. The Tranche B Term Loan is subject to certain specified amortization payments required to be made in quarterly installments until December 22, 2006. The Revolving Credit Facility is available until December 22, 2004. In addition, the loans and the aggregate available commitments under the Senior Credit Facility will be reduced upon the occurrence of certain specified events.

                           KING PHARMACEUTICALS, INC.

     The loans under the Senior Credit Facility accrue interest, at the Company's option, at either (a) the base rate (which is based on the prime rate or the federal funds rate plus one-half of 1%) plus (i) in the case of the Tranche A Term Loan and borrowings under the Revolving Credit Facility, an applicable spread ranging from 1.25% to 2.25% (based on a leverage ratio) and
(ii) in the case of the Tranche B Term Loan, 2.75% or (b) the applicable LIBOR rate plus (i) in the case of the Tranche A Term Loan and borrowings under the Revolving Credit Facility, an applicable spread ranging from 2.25% to 3.25% (based on a leverage ratio) and (ii) in the case of the Tranche B Term Loan, 3.75%. In addition, the lenders under the Senior Credit Facility are entitled to customary facility fees based on (a) unused commitments under the Revolving Credit Facility and (b) letters of credit outstanding.

     The interest rates for borrowings under the Revolving Credit Facility, the Tranche A Term Loan and the Tranche B Term Loan as of December 31, 1999 were 9.71%, 9.74% and 10.24%, respectively.

     The Company's obligations under the Senior Credit Facility are unconditionally guaranteed on a senior basis by each direct and indirect majority owned U.S. subsidiary of the Company (collectively, the "Subsidiaries"). In addition, the Senior Credit Facility is collateralized by substantially all of the real and personal property of the Company.

     The Company's debt agreements contain covenants which, among other things, require the Company to comply with certain financial and other covenants. The financial covenants require the maintenance of certain ratios including interest coverage and leverage as defined in the agreements. As of December 31, 1999 the Company has complied with the covenants.

     On February 27, 1998, the Company entered into a $195,000 credit agreement ("Credit Agreement"). The Company used the proceeds from the Credit Agreement to finance the Warner Lambert Acquisition (Note 7), and pay off a $40,000 term loan and outstanding borrowings under a revolving credit facility as of February 27, 1998. The Credit Agreement was paid in full on December 22, 1998, with proceeds from the Senior Credit Facility.

     The Company has entered into several interest rate swap agreements designated as a partial hedge of the Company's variable interest rate debt. The purpose of these swaps is to fix interest rates on variable rate debt and reduce certain exposures to interest rate fluctuations. At December 31, 1999, the Company had interest rate swaps with notional amounts aggregating $285,000. Under these agreements, the Company pays a weighted average fixed rate of 5.78% and receives a rate equivalent to the three-month and one-month LIBOR. The notional amounts do not represent the amounts exchanged by the parties. The agreements expire between 2004 and 2006.

     On November 12, 1999, the Company entered into an interest rate swap agreement related to its fixed rate senior subordinated notes. The notional amount at December 31, 1999 was $150.0 million and the agreement expires in 2009. Under this agreement the Company exchanged its fixed rate 10.75% for a floating rate based on LIBOR with the floating rate being fixed at 9.89% through November 15, 2002. Thereafter the Company pays a floating rate based on the three month LIBOR.

                           KING PHARMACEUTICALS, INC.

     The aggregate maturities of long-term debt (including capital lease obligations -- Note 8) at December 31, 1999 are as follows:

2000........................................................  $ 14,502
2001........................................................    19,576
2002........................................................    24,553
2003........................................................    29,623
2004........................................................    28,315
Thereafter..................................................   451,288
                                                              --------
                                                              $567,857
                                                              ========

11. FINANCIAL INSTRUMENTS

     The following disclosures of the estimated fair values of financial instruments are made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.

     Cash and Cash Equivalents, Trade Receivables, and Accounts Payable. The carrying amounts of these items are a reasonable estimate of their fair values.

     Investments. The fair value of investments was based primarily on quoted market prices (see Note 4). If quoted market prices are not readily available, fair values are based on quoted market prices of comparable instruments.

     Long-Term Debt. The fair value of the Company's long-term debt, including the current portion, at December 31, 1998 and 1999, is estimated to be approximately $527,500 and $563,300, respectively, using discounted cash flow analyses and based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

     Interest Rate Swaps. The estimated fair market value of the interest rate swap agreements at December 31, 1998 and 1999, as determined by the issuing financial institution and based on the estimated termination values, was an unrealized loss of approximately $2,787 and an unrealized gain of $1,045, respectively.

12. INCOME TAXES

     The net income tax expense (benefit) is summarized as follows:

                                                     1997       1998       1999
                                                    -------    -------    -------
Current...........................................  $20,493    $38,918    $61,918
Deferred..........................................     (885)    (2,041)      (768)
                                                    -------    -------    -------
  Total expense...................................  $19,608    $36,877    $61,150
                                                    =======    =======    =======

     The provision for income taxes from discontinued operations in 1997 and 1998 of $4,244 and $13,537, respectively, has been netted against the income from discontinued operations in the accompanying consolidated statements of income.

                           KING PHARMACEUTICALS, INC.

     A reconciliation of the difference between the federal statutory tax rate and the effective income tax rate as a percentage of income before income taxes and extraordinary item is as follows:

                                                             1997    1998    1999
                                                             ----    ----    ----
Federal statutory tax rate.................................  35.0%   35.0%   35.0%
State income taxes, net of federal benefit.................   2.1     3.0     3.1
Change in valuation allowance..............................  (5.3)   (5.7)     --
Other......................................................   0.1     3.9    (0.3)
                                                             ----    ----    ----
  Effective tax rate.......................................  31.9%   36.2%   37.8%
                                                             ====    ====    ====

     The effective tax rate in 1998 reflects the nondeductibility of certain nonrecurring accounting charges.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liability are as follows:

                                                              1998        1999
                                                            --------    --------
Accrued expenses..........................................  $  7,563    $ 15,609
State net operating loss carryforward.....................       793       1,648
Tax credit carryforwards..................................     1,264       1,436
Other.....................................................     2,332       2,589
                                                            --------    --------
          Total deferred tax assets.......................    11,952      21,282
                                                            --------    --------
Property, plant and equipment.............................    (5,157)     (8,138)
Intangible assets.........................................    (7,039)    (12,584)
Miscellaneous.............................................      (165)       (135)
                                                            --------    --------
          Total deferred tax liabilities..................   (12,361)    (20,857)
                                                            --------    --------
          Net deferred tax asset (liability)..............  $   (409)   $    425
                                                            ========    ========

     The Company's state net operating loss carryforward of approximately $50,000 expires in 2014. Management has determined, based on both their ability to carryback earnings to prior years and existing deferred tax liabilities, it is more likely than not that the deferred tax assets will be realizable and no valuation allowance has been recorded.

     At December 31, 1998 and 1999, the Company had federal tax credit carryforwards of approximately $974 and $1,436 which expire through 2019.

13. BENEFIT PLANS

     The Company maintains three defined contribution employee benefit plans which covers substantially all employees. The plans allows for employees' salary deferrals, which are matched by the Company up to a specific amount under provisions of the plans. Company contributions during the years ended December 31, 1997, 1998 and 1999, were $949, $1,762 and $2,265, respectively. The plans also provide for discretionary profit-sharing contributions by the Company.

                           KING PHARMACEUTICALS, INC.

14. COMMITMENTS AND CONTINGENCIES

  Fen/Phen Litigation:

     Many distributors, marketers and manufacturers of anorexigenic drugs have been subject to claims relating to the use of these drugs. The Company is a defendant in various lawsuits which claim damages for personal injury arising from the Company's production of the anorexigenic drug, phentermine, under contract for SmithKline. Generally, the lawsuits allege that the defendants (1) misled users of the products with respect to the dangers associated with them,
(2) failed to adequately test the products and (3) knew or should have known about the negative effects of the drugs, and should have informed the public about the risks of such negative effects. The actions generally have been brought by individuals in their own right and have been filed in various state and federal jurisdictions throughout the United States. They seek, among other things, compensatory and punitive damages and/or court supervised medical monitoring of persons who have ingested the product. The Company expects to be named in additional lawsuits related to the company's production of the anorexigenic drug under contract for SmithKline.

     While the Company cannot predict the outcome of these suits, the Company believes that the claims against it are without merit and intends to vigorously pursue all defenses available to it. The Company is being indemnified in all of these suits by SmithKline for which it manufactured the anorexigenic product, provided that neither the lawsuits nor the associated liabilities are based upon the independent negligence or intentional acts of the Company, and intends to submit a claim for all unreimbursed costs to its product liability insurance carrier. However, in the event that SmithKline is unable to satisfy or fulfill its obligations under the indemnity, the Company would have to defend the lawsuit and be responsible for damages, if any, which are awarded against it or for amounts in excess of the Company's product liability coverage.

     In addition, the Company is a defendant in more than two thousand five hundred multi-defendant lawsuits involving the manufacture and sale of dexfenfluramine, fenfluramine, and phentermine. Although the Company has not at any time manufactured dexfenfluramine, fenfluramine, or phentermine, the Company was a distributor of a generic phentermine product, and, after the acquisition of Abana Pharmaceuticals, was a distributor of Obenix, its branded phentermine product. The plaintiffs in these cases claim injury as a result of ingesting a combination of these weight-loss drugs and are seeking compensatory and punitive damages as well as medical care and court supervised medical monitoring. The plaintiffs claim liability based on a variety of theories including but not limited to, product liability, strict liability, negligence, breach of warranty, and misrepresentation. These suits have been filed in various jurisdictions throughout the United States, and in each of these suits, the Company is one of many defendants, including manufacturers and other distributors of these drugs.

     The Company denies any liability incident to the distribution of Obenix or its generic phentermine product and intends to pursue all defenses available to it. The Company has tendered defense of these lawsuits to its insurance carriers for handling and they are currently defending the Company in these suits. The lawsuits are in various stages of litigation, and it is too early to determine what, if any, liability the Company will have with respect to the claims set forth in these lawsuits. In the event that the Company's insurance coverage is inadequate to satisfy any resulting liability, the Company will have to resume defense of these lawsuits and be responsible for the damages, if any, that are awarded against it. Management of the Company does not believe that the

                           KING PHARMACEUTICALS, INC.

outcome of these lawsuits will have a material adverse effect on the Company's business, financial condition, or results of operations.

  Agreements with Fujisawa:

     In June 1998, the Company received a $4,000 payment from Fujisawa for the transfer of the Adenoscan and Adenocard NDAs and for the assistance provided by the Company to Fujisawa in connection with its contract manufacturing agreement with a third party relating to Adenoscan and Adenocard. The Company has included this payment in other income. Additionally, the Company incurred a one-time charge of $2,361 pertaining to the purchase of Fujisawa's commercialization rights and related intellectual properties for the cardioprotection application of intravenous adenosine, which is included in research and development expenses.

     In October 1999, Fujisawa entered into a world-wide, exclusive license for the use of adenosine under U.S. Patent No. 4,824,660 ("the '660 patent") over the seven year remaining life of the '660 patent. Fujisawa sub-licensed the Company under the '660 patent and the Company is obligated to pay Fujisawa sub-license fees of $2,250, of which $500 was paid in 1999. This license fee is included in 1999 research and development expenses.

  Patents, Trademarks and Distribution Rights:

     The Company is engaged in the development of new prescription drugs in pursuit of obtaining governmental marketing approvals in the United States and other countries. The Company acquires from third parties exclusive rights to develop and market various drugs, including related patents and trademarks (where applicable), and develops drugs and seeks patents and trademarks for its products on a proprietary basis. Agreements under which the Company acquires such rights from third parties generally require the Company to finance the costs of clinical trials and the filing of New Drug Applications ("NDAs") with the United States Food and Drug Administration ("FDA") and, in some instances, comparable applications with appropriate regulatory agencies in other countries. The Company is also typically required to pay royalties to such third parties based on sales of the applicable approved drugs. The Company also may be obligated to pay to third parties advance royalties or licensing fees, some of which may be based on the attainment of specified milestones.

     Under present agreements with third parties, the Company has obligations as of December 31, 1999 to pay $1,900 in nonrefundable payments which are payable through April 25, 2006. At December 31, 1999, approximately $400 of this obligation is included in accounts payable and accrued expenses and the remaining obligation of $1,500 is included in other long-term obligations in the consolidated balance sheet. The Company may also be required to pay a maximum of $5,500 in nonrefundable payments generally upon the completion of development milestones and the FDA's approvals of NDAs for certain compounds.

     In connection with certain product line acquisitions, the Company is obligated to pay royalties of up to 10 percent of certain product sales through 2008. Total royalty expense in 1997, 1998, and 1999 was approximately $4,343, $6,617, and $7,355, respectively.

                           KING PHARMACEUTICALS, INC.

  Other:

     The Parkedale Facility was one of six facilities owned by Warner-Lambert subject to a Consent Decree of Permanent Injunction issued August 1993 in United States of America v. Warner-Lambert Company and Melvin R. Goodes and Lodewijk J.R. DeVink (U.S. Dist. Ct., Dist. of N.J.) (the "Consent Decree"). The Parkedale Facility is currently manufacturing pharmaceutical products subject to the Consent Decree which prohibits the manufacture and delivery of specified drug products unless, among other things, the products conform to current good manufacturing practices and are produced in accordance with an approved abbreviated new drug application or new drug application. The Company intends, when appropriate, to petition for relief from the Consent Decree.

     The FDA announced in an August 14, 1997 Federal Register Notice that orally administered drug products containing levothyroxine sodium are now classified as new drugs. Manufacturers who wish to continue to market these products must submit new drug applications (NDAs). After August 14, 2000, any levothyroxine sodium product marketed without an approved NDA will be subject to regulatory action. Levoxyl, since it was marketed prior to the date of this notice, will continue to be eligible for marketing until August 14, 2000. The Company has filed the NDA requirement. Research and development expense of approximately $1.3 million in 1999 was incurred with respect to the NDA approval process.

     The Company is involved in various routine legal proceedings incident to the ordinary course of its business. Management believes that the outcome of all pending legal proceedings in the aggregate will not have a material adverse affect on the Company's consolidated financial position, results of operations, or cash flow.

15. SEGMENT INFORMATION

     The Company's business is classified into three reportable segments; Branded Pharmaceuticals, Contract Manufacturing and Licensed Products. Branded Pharmaceuticals include a variety of branded prescription products over four therapeutic areas, including cardiovascular, anti-infective, vaccines and biologicals and women's health products. These branded prescription products have been aggregated because of the similarity in regulatory environment, manufacturing process, method of distribution, and type of customer. Licensed Products represents the licensed manufacturing and marketing rights to some of the Company's products to corporate partners in exchange for licensing fees and royalty payments on future product sales. Contract Manufacturing represents contract manufacturing services provided for pharmaceutical and biotechnology companies. The classification all other primarily includes generic pharmaceutical, companion animal health products and development services.

     The Company primarily evaluates its segments based on gross profit. Reportable segments were separately identified based on revenues, gross profit and total assets.

                           KING PHARMACEUTICALS, INC.

     The following represents selected information for the Company's operating segments for the periods indicated:

                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                 --------------------------------
                                                   1997        1998        1999
                                                 --------    --------    --------
Total revenues:
  Branded pharmaceuticals......................  $121,961    $228,493    $434,896
  Licensed Products............................    20,000      27,544      31,650
  Contract manufacturing.......................    12,694      55,054      72,176
  All Other....................................     3,015       6,453       9,511
  Eliminations.................................      (980)    (23,123)    (35,768)
                                                 --------    --------    --------
     Consolidated total revenues...............  $156,690    $294,421    $512,465
                                                 ========    ========    ========
Gross profit (loss):
  Branded pharmaceuticals......................  $ 93,577    $173,607    $340,731
  Licensed Products............................    17,015      22,671      25,990
  Contract manufacturing.......................     3,291        (280)     (3,683)
  All Other....................................     1,897       5,490       5,599
                                                 --------    --------    --------
     Consolidated gross profit.................  $115,780    $201,488    $368,637
                                                 ========    ========    ========

                                                             AS OF DECEMBER 31,
                                                           ----------------------
                                                             1998         1999
                                                           --------    ----------
Total assets:
  Branded pharmaceuticals................................  $770,996    $  937,690
  Licensed Products......................................    64,285        77,162
  Contract manufacturing.................................   144,614       168,484
  All Other..............................................     1,735         1,070
  Eliminations...........................................    (2,500)       (2,600)
                                                           --------    ----------
     Consolidated total assets...........................  $979,130    $1,181,806
                                                           ========    ==========

     Capital expenditures of $6,996, $83,765 and $13,219 for the years ended December 31, 1997, 1998 and 1999, respectively, are substantially utilized for contract manufacturing purposes.

16. RELATED PARTY TRANSACTIONS

THE UNITED COMPANY

     Certain executives of the United Company serve as directors of the Company. In connection with its purchase of Cortisporin in 1997, the Company received $8,750 from The United Company for 6,856,549 common shares.

OTHER

     Certain management and employees of the Company sit on the board of directors of a private foundation. The Company made contributions to this foundation and expensed approximately $994 and $247 for the years ended December 31, 1997 and 1998, respectively. At December 31, 1997 and 1998, the Company had receivables from this foundation of approximately $1,671 and $596,

                           KING PHARMACEUTICALS, INC.

respectively, for expenses paid by the Company on their behalf. The remaining balance was paid in full during 1999.

     The Company donated inventory to the private foundation with a cost of $1,780 in 1999.

     For the year ended December 31, 1998 and 1999, the Company paid Bourne & Co., Inc., an affiliate of a director and since January 1999 an officer of the Company, $2,475 and $108 for consulting services and the purchase of furniture. In connection with the Altace Acquisition and related financing, Bourne & Co., Inc., received $1,250 in January 1999. For the year ended December 31, 1997, the Company paid Bourne & Co., Inc., approximately $651 for its advisory services in the acquisition of the Cortisporin product line and $62 for consulting services.

     In September 1998, the Company purchased for approximately $350 the primary residence of an officer of the Company in connection with his relocation to the Parkedale Facility. The Company believes the purchase price was at fair market value. The property was sold in February 2000.

     Fees of $24, $108 and $144 as well as related travel expenses were paid in 1999, 1998 and 1997, respectively, to an individual director for consulting with the Company on matters such as acquisitions, financial public relations and pending litigation.

17. STOCKHOLDERS' EQUITY

COMMON SHARES

     The Company is authorized to issue 300 million shares of no par value common stock. As of December 31, 1998 and 1999 there were 115,696,082 and 132,444,175 shares outstanding, respectively.

     In addition, the Company is authorized to issue 15 million shares of "blank-check" preferred stock. The terms and conditions of which will be determined by the board of directors. As of December 31, 1998 and 1999 there were no shares issued or outstanding.

STOCK SPLITS

     On June 2, 2000, the Company's Board of Directors declared a three for two stock split for shareholders of record as of June 12, 2000, to be distributed June 21, 2000. The stock split has been reflected in all share data contained in these financial statements.

     On October 4, 1999 the Company's board of directors declared a three for two stock split for shareholders of record as of October 28, 1999, to be distributed November 11, 1999. The stock split has been reflected in all share data contained in these financial statements.

     On November 15, 1997, the shareholders approved a stock split of 2.8 common shares for each share of the Company's common shares outstanding. The stock split has been reflected in all share data contained in these financial statements.

     On July 13, 1999 and February 3, 2000 three for two stock splits were recorded by Jones. These splits have been reflected in all share data contained in these financial statements.

                           KING PHARMACEUTICALS, INC.

STOCK OPTION PLANS

     The Company has various incentive stock plans for executives and employees. In connection with the plans, options to purchase common stock are granted at option prices not less than the fair market values of the common stock at the time the options are granted and vest ratably over a period of immediate vest to ten years from the grant date. At December 31, 1999, options for 8,063,970 shares of common stock are available for future grant. A total of 7,407,217 options to purchase common stock are outstanding under these plans at December 31, 1999, of which 3,147,992 are currently exercisable. Included in the outstanding options under these plans are options to purchase 1,708,594 shares of common stock that have been granted to certain officers of the Company under time accelerated stock option agreements. The options become exercisable at the end of eight years from the grant date; however, the options may become exercisable at earlier dates if certain targeted common stock prices are attained.

     Certain of the incentive stock plans allow for employee payment of option exercise prices in the form of either cash or previously held common stock of the Company. Shares tendered in payment of the option exercise price must be owned by the employee making the tender for not less than six months prior to the date of tender.

     As of December 31, 1999, the Company had 1,047,053 options outstanding of which 366,263 are exercisable under one plan. As a result of the merger with Medco all outstanding options under this plan vested immediately and are exercisable.

     A summary of the status of the Company's plans as of December 31, 1999 and changes during the years ended December 31, 1997, 1998 and 1999 are presented in the table below:

                                                               1997         1998         1999
                                                            ----------   ----------   -----------
Outstanding options, January 1............................   4,397,951    4,790,786     6,712,027
  Exercised...............................................    (596,199)    (507,891)     (934,522)
  Granted.................................................   1,462,298    2,716,184     2,165,167
  Cancelled...............................................    (473,264)    (287,052)     (535,454)
                                                            ----------   ----------   -----------
Outstanding options, December 31..........................   4,790,786    6,712,027     7,407,218
                                                            ==========   ==========   ===========
Weighted average price of options outstanding, January
  1.......................................................  $     3.13   $     4.95   $      5.38
                                                            ==========   ==========   ===========
Weighted average price of options exercised...............  $     1.40   $     3.25   $      5.62
                                                            ==========   ==========   ===========
Weighted average price of options granted.................  $    11.01   $     8.33   $     21.99
                                                            ==========   ==========   ===========
Weighted average price of options cancelled...............  $     8.37   $     9.82   $     10.89
                                                            ==========   ==========   ===========
Weighted average price of options outstanding, December
  31......................................................  $     6.07   $     7.01   $     10.55
                                                            ==========   ==========   ===========

     Options outstanding at December 31, 1999 have exercise prices between $1.29 and $30.04, with a weighted average exercise price of $10.55 and a remaining contractual life of approximately 8.9 years.

                           KING PHARMACEUTICALS, INC.

     The Company has adopted the disclosure only provision of SFAS No. 123, "Accounting for Stock Based Compensation." Accordingly, since options were granted at fair value, no compensation cost has been recognized for stock options granted to date. Had compensation cost for these plans been determined for options granted, consistent with SFAS No. 123, the Company's net income and diluted income per share would have decreased to the following pro forma amounts for the year ended December 31, 1999:

                                                    1997       1998        1999
                                                   -------    -------    --------
Income before extraordinary item:
  As reported....................................  $48,795    $83,898    $100,642
                                                   =======    =======    ========
  Pro Forma......................................  $46,389    $80,344    $ 85,665
                                                   =======    =======    ========
Net income:
  As reported....................................  $48,795    $79,487    $ 99,937
                                                   =======    =======    ========
  Pro Forma......................................  $46,389    $75,933    $ 84,960
                                                   =======    =======    ========
Diluted income per share:
Income before extraordinary item:
  As reported....................................  $  0.34    $  0.55    $   0.63
                                                   =======    =======    ========
  Pro Forma......................................  $  0.32    $  0.52    $   0.54
                                                   =======    =======    ========
Net income:
  As reported....................................  $  0.34    $  0.52    $   0.63
                                                   =======    =======    ========
  Pro Forma......................................  $  0.32    $  0.50    $   0.54
                                                   =======    =======    ========

     The fair value of each option grant is estimated on the date of grant using an option pricing model in accordance with SFAS No. 123 with the following weighted-average assumptions used for grants in 1997, 1998, and 1999: expected lives ranging from 3 to 5 years; expected volatility ranging from .594% to 72%, expected dividend yields of 0% to .35% and risk-free interest rates ranging from 5.19% to 6.57%.

                           KING PHARMACEUTICALS, INC.

18. INCOME PER COMMON SHARE

     The basic and diluted income before extraordinary item per common share was determined as follows:

                                          1997            1998            1999
                                      ------------    ------------    ------------
Income from continuing operations
  before extraordinary item.........  $     41,869    $     65,130    $    100,642
Income from discontinued
  operations........................         6,926          18,768              --
Extraordinary item..................            --          (4,411)           (705)
                                      ------------    ------------    ------------
                                      $     48,795    $     79,487    $     99,937
                                      ============    ============    ============
Income per common share:
Basic: Continuing operations........  $       0.29    $       0.43    $       0.65
      Discontinued operations.......          0.05            0.13              --
      Extraordinary item............            --           (0.03)          (0.01)
                                      ------------    ------------    ------------
                                      $       0.34    $       0.53    $       0.64
                                      ============    ============    ============
Diluted: Continuing operations......  $       0.29    $       0.43    $       0.63
        Discontinued operations.....          0.05            0.12              --
        Extraordinary item..........            --           (0.03)             --
                                      ------------    ------------    ------------
                                      $       0.34    $       0.52    $       0.63
                                      ============    ============    ============
Basic income per common share:
  Weighted average common shares....   142,143,300     151,172,221     155,847,709
                                      ============    ============    ============
Diluted income per common share
  weighted average common shares....   142,143,300     151,172,221     155,847,709
  Effect of stock options...........     1,759,122       1,922,982       2,820,590
                                      ------------    ------------    ------------
  Weighted average common shares
     plus assumed conversions.......   143,902,422     153,095,203     158,668,299
                                      ============    ============    ============

                           KING PHARMACEUTICALS, INC.

19. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The following table sets forth summary quarterly financial information for the years ended December 31, 1998 and 1999:

1998 BY QUARTER                        FIRST      SECOND      THIRD       FOURTH
---------------                       -------    --------    --------    --------
Total revenues......................  $59,099    $ 73,326    $ 80,902    $ 81,094
Gross profit........................   40,838      51,919      53,246      55,484
Operating income....................   23,411      17,858      31,803      32,039
Income before extraordinary item....   16,015      27,174      19,671      21,038
Net income..........................   15,729      27,174      19,671      16,913
Basic and diluted income per common
  share(1):
  Income before extraordinary
     item...........................  $  0.11    $   0.18    $   0.12    $   0.14
  Net income........................     0.11    $   0.18        0.12        0.11

1999 BY QUARTER                        FIRST      SECOND      THIRD       FOURTH
---------------                       -------    --------    --------    --------
Total revenues......................  $97,046    $116,225    $148,657    $150,537
Gross profit........................   73,279      86,398     103,855     105,106
Operating income....................   41,645      50,359      61,814      56,077
Income before extraordinary item....   19,284      24,770      30,944      25,644
Net income..........................   18,579      24,770      30,944      25,644
Basic income per common share(1):
  Income before extraordinary
     item...........................  $  0.12    $   0.16    $   0.20    $   0.17
  Net income........................     0.12        0.16        0.20        0.17

-------------------------

(1) Quarterly amounts do not add to annual amounts due to the effect of rounding on a quarterly basis.

20. GUARANTOR FINANCIAL STATEMENTS

     The Company's wholly-owned subsidiaries Monarch Pharmaceuticals, Inc., Medco Research, Inc., Parkedale Pharmaceuticals, Inc., Jones Pharma Incorporated and King Pharmaceuticals of Nevada, Inc. (the "Guarantor Subsidiaries") have guaranteed the Company's performance under the $150,000 10 3/4% Senior Subordinated Notes due 2009 on a joint and several basis. There are no restrictions under the Company's financing arrangements on the ability of the Guarantor Subsidiaries to distribute funds to the Company in the form of cash dividends, loans or advances. The following combined financial data provides information regarding the financial position, results of operations and cash flows of the Guarantor Subsidiaries (condensed consolidated/combined financial data). Separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented because management has determined that such information would not be material to the holders of the notes.

                           KING PHARMACEUTICALS, INC.

                             GUARANTOR SUBSIDIARIES
                       CONDENSED COMBINED BALANCE SHEETS

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1998            1999
                                                              ------------    ------------
Current assets:
  Cash......................................................    $127,487        $123,272
  Investments, held to maturity.............................      21,434          80,229
  Accounts Receivable.......................................      49,628          79,297
  Royalty receivable........................................       8,349           6,691
  Inventory.................................................      27,581          39,020
  Prepaid expenses and other current assets.................       2,177           7,904
  Deferred income taxes.....................................       3,800           4,162
                                                                --------        --------
          Total current assets..............................     240,456         340,575
                                                                --------        --------
  Property, plant, and equipment, net.......................      96,783          99,776
  Intangible assets, net....................................     185,813         183,117
  Other assets..............................................       6,011           8,851
  Investments, held to maturity.............................      25,074          33,583
                                                                --------        --------
          Total assets......................................    $554,137        $665,902
                                                                ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $ 18,747        $ 33,532
  Current portion of long-term debt.........................          --              27
  Accrued expenses and other liabilities....................      16,082          44,694
  Income taxes payable......................................       1,771           9,224
                                                                --------        --------
          Total current liabilities.........................      36,600          87,477
                                                                --------        --------
  Long-term debt............................................          --              42
  Other long-term liabilities...............................         150           1,500
  Intercompany payable......................................     175,613          57,290
  Deferred income taxes.....................................       4,386           5,135
                                                                --------        --------
          Total liabilities.................................     216,749         151,444
                                                                --------        --------
  Shareholders' equity......................................     337,388         514,458
                                                                --------        --------
          Total liabilities and shareholders' equity........    $554,137        $665,902
                                                                ========        ========

                           KING PHARMACEUTICALS, INC.

            GUARANTOR SUBSIDIARIES COMBINED STATEMENTS OF OPERATIONS

                                                                   FOR THE YEAR
                                                                ENDED DECEMBER 31,
                                                         --------------------------------
                                                           1997        1998        1999
                                                         --------    --------    --------
REVENUES:
          Total net revenues...........................  $146,693    $287,015    $497,369
                                                         --------    --------    --------
OPERATING COSTS AND EXPENSES:
  Cost of sales........................................    28,337      82,317     127,456
  Royalty expense......................................     2,985       4,873       5,661
  Selling, general, and administrative.................    34,561      49,724      96,353
  Depreciation and amortization........................     7,550      13,576      20,954
  Research and development expense.....................     6,328       9,857      15,016
  Non-recurring charges................................        --      10,500          --
                                                         --------    --------    --------
          Total operating costs and expenses...........    79,761     170,847     265,440
                                                         --------    --------    --------
OPERATING INCOME.......................................    66,932     116,168     231,929
OTHER (EXPENSES) INCOME................................     2,920      (5,707)      7,133
                                                         --------    --------    --------
  Income before income taxes...........................    69,852     110,461     239,062
                                                         --------    --------    --------
  Income tax expense...................................    22,975      40,510      62,851
                                                         --------    --------    --------
     NET INCOME........................................  $ 46,877    $ 69,951    $176,211
                                                         ========    ========    ========

                           KING PHARMACEUTICALS, INC.

            GUARANTOR SUBSIDIARIES COMBINED STATEMENTS OF CASH FLOWS

                                                                  FOR THE YEAR
                                                               ENDED DECEMBER 31,
                                                       ----------------------------------
                                                         1997         1998         1999
                                                       ---------    ---------    --------
Net income...........................................  $  53,803    $  88,719    $176,211
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Amortization and depreciation......................      8,156       13,576      20,954
  Amortization of deferred compensation..............         --           --          74
  Provision for uncollectibles.......................        809         (219)        566
  Pre-tax gain on sale of discontinued operations....         --      (30,616)         --
  Non-recurring charge...............................         --       10,500          --
  Loss on sale of marketable securities..............         31           --         170
  Other non-cash item, net...........................         --           --         935
  Deferred income taxes..............................         43       (2,435)        536
  Loss on disposition of assets......................         --           --         143
Changes in operating assets and liabilities:
  Accounts payable...................................      2,492       10,699      19,811
  Inventory..........................................     (7,603)     (15,283)    (11,439)
  Prepaid expenses and other assets..................     (5,149)      (1,425)     (1,224)
  Accrued expenses...................................      4,664        6,968      25,404
  Income taxes.......................................      1,450       (1,365)      6,902
  Accounts receivable................................    (12,389)     (30,441)    (28,670)
  Other assets.......................................      1,445       (3,474)     (1,755)
                                                       ---------    ---------    --------
          Net cash provided by operating
             activities..............................     47,752       45,204     208,618
                                                       ---------    ---------    --------
Cash flow from investing activities:
  Purchase of investment securities..................    (20,162)     (34,293)    (88,820)
  Proceeds from maturity or sale of investments......      8,755       25,922      21,500
  Merger related costs...............................                                (715)
  Proceeds from sale of property and equipment.......         --           17          62
  Proceeds from sale of discontinued operations......         --       55,000          --
  Purchases of intangible assets.....................    (88,086)     (60,901)     (6,400)
  Purchases of property and equipment................     (5,667)     (77,991)    (10,633)
                                                       ---------    ---------    --------
          Net cash used in investing activities......   (105,160)     (92,246)    (85,006)
                                                       ---------    ---------    --------
Cash flows from financing activities:
  Increase (decrease) in inter-company payable.......     52,236      128,271    (123,218)
  Increase (decrease) in long-term debt..............     (1,238)      (1,762)         69
  Proceeds from exercise of stock options and
     warrants........................................      5,469        2,856       1,717
  Purchase of stock held in treasury.................     (4,455)      (4,132)     (2,353)
  Payments of cash dividends.........................     (3,279)      (3,307)     (4,042)
                                                       ---------    ---------    --------
          Net cash provided by (used in) financing
             activities..............................     48,733      121,926    (127,827)
                                                       ---------    ---------    --------
Change in cash and cash equivalents..................     (8,675)      74,884      (4,215)
Cash and cash equivalents at beginning of period.....     61,278       52,603     127,487
                                                       ---------    ---------    --------
Cash and cash equivalents at end of period...........  $  52,603    $ 127,487    $123,272
                                                       =========    =========    ========

                           KING PHARMACEUTICALS, INC.

21. SUBSEQUENT EVENTS

A. MERGER WITH MEDCO

     On February 25, 2000, the Company completed a merger with Medco Research, Inc. ("Medco") by exchanging 7,221,125 (10,831,688 post-split) shares of its common stock for all of the common stock of Medco. Each share of Medco was exchanged for .6757 (1.0136 for 1 post-split) of one share of King common stock. In addition, outstanding Medco stock options were converted at the same exchange rate into options to purchase approximately 695,164 (1,042,746 post-split) shares of King common stock.

     The Medco merger has been accounted for as a pooling of interests. In connection with this transaction the Company charged to expense $20,789 of merger related costs in the first quarter of 2000.

     In February 2000, the Company paid $2,823 to a director for services performed in connection with the successful completion of the merger.

B. MERGER WITH JONES

     On August 31, 2000, the Company completed a merger with Jones Pharma Incorporated ("Jones") by exchanging 73,770,626 shares of its common stock for all of the common stock of Jones. Each share of Jones was exchanged for 1.125 shares of King common stock. In addition, outstanding Jones stock options were converted at the same exchange rate into options to purchase approximately 4,024,459 shares of King common stock.

     The Jones merger has been accounted for as a pooling of interests. In connection with this transaction the Company expects to charge to expense between $20,000 and $24,000 of merger related costs in the third quarter of 2000.

     The following information presents certain unaudited financial statement data of the separate companies as of December 31, 1998, and 1999 and for the three years in the period ended December 31, 1999, preceding the mergers:

                                                            FOR THE YEAR
                                                         ENDED DECEMBER 31,
                                                   -------------------------------
                                                     1997       1998        1999
                                                   --------   --------    --------
Net revenues:
  King...........................................  $ 47,909   $163,463    $348,271
  Medco..........................................    20,000     27,544      31,650
  Jones..........................................    88,781    103,414     132,544
                                                   --------   --------    --------
          Total..................................  $156,690   $294,421    $512,465
                                                   ========   ========    ========
Net income:
  King...........................................  $  6,612   $ 20,910    $ 44,949
  Medco..........................................    10,213     16,242       6,044
  Jones..........................................    31,970     42,335      48,944
                                                   --------   --------    --------
          Total..................................  $ 48,795   $ 79,487    $ 99,937
                                                   ========   ========    ========

                           KING PHARMACEUTICALS, INC.

                                                             AS OF DECEMBER 31,
                                                           ----------------------
                                                             1998         1999
                                                           --------    ----------
Total assets
  King...................................................  $668,171    $  805,689
  Medco..................................................    62,181        75,652
  Jones..................................................   248,778       300,465
                                                           --------    ----------
                                                           $979,130    $1,181,806
                                                           ========    ==========

22. FINANCIAL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)

     The interim consolidated financial data with respect to June 30, 1999 and 2000 have been prepared without audit; however, in the opinion of management, all adjustments (which are normal and recurring) necessary to prevent fairly the consolidated financial position at June 30, 2000 and the results of operations, changes in shareholders' equity and cash flow for the six months ended June 30, 1999 and 2000, have been made. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results of operations for a full year. Interim financial data conforms to the requirements of Article X of Regulation S-X and, therefore, does not include all the disclosures normally required under generally accepted accounting principles in the United States.

     a. Inventory consists of the following at June 30, 2000:

Finished goods..............................................  $36,975
Work-in-process.............................................   21,552
Raw materials...............................................   12,692
                                                              -------
                                                              $71,219
                                                              =======

     b. Product Line Acquisitions

     On June 22, 2000, the Company entered into a co-promotion agreement with the Wyeth-Ayerst division of American Home Products Corporation related to the marketing of Altrace(R). In addition, the agreement transferred sales rights of Nordette(R), Wycillin(R) and Bicillin(R) to King. Subsequently, on July 7, 2000, the Company completed the acquisition of marketing rights in the United States and Puerto Rico to the Nordette(R), Bicillin(R), and Wycillin(R) product lines from American Home Products for $200.0 million as contemplated by the co-promotion agreement, plus assumed liabilities of $1.8 million.

     This acquisition was financed with a draw of $10.0 million on a $50.0 million bridge loan, $25.0 million in the form of a note issued to American Home Products, $37.5 million of the proceeds from the sale of stock to American Home Products, $25.0 million received in connection with the co-promotion agreement with American Home Products, $90.0 million from the Revolving Credit Facility and $12.5 million in excess cash from operations.

     The following unaudited pro forma summary presents the financial information as if the acquisition of the Nordette(R), Wycillin(R) and Bicillin(R) product lines had occurred as of June 30, 2000 or at the beginning of the periods presented. These pro forma results have been prepared for comparative purposes and do not purport to be indicative of what would have occurred had the

                           KING PHARMACEUTICALS, INC.

acquisition been made on June 30, 2000 or at the beginning of the periods presented, nor is it indicative of future results.

                                                               FOR THE SIX      FOR THE SIX
                                                              MONTHS ENDED     MONTHS ENDED
                                                              JUNE 30, 1999    JUNE 30, 2000
                                                              -------------    -------------
Net revenues................................................    $244,701        $  323,627
                                                                --------        ----------
Income before extraordinary item............................    $ 53,032        $   56,190
                                                                --------        ----------
Income per common share before extraordinary item...........    $   0.33        $     0.35
                                                                ========        ==========

                                                                  AS OF
                                                              JUNE 30, 2000
                                                              -------------
Intangible assets...........................................   $  812,825
                                                               ==========
Total assets................................................   $1,448,679
                                                               ==========

  c. Accrued expenses at June 30, 2000 consist of the
     following:
Product returns and chargebacks.............................   $   17,515
Rebates.....................................................       19,499
Accrued interest............................................        6,337
Other.......................................................       22,094
                                                               ----------
                                                               $   65,445
                                                               ==========

  d. Long-term debt consisted of the following at June 30,
     2000:
Tranche B Term Loans........................................  $  137,540
Senior subordinated notes with interest at 10 3/4% payable
  semiannually due March 2009...............................     150,000
Other notes payable.........................................       3,932
                                                              ----------
                                                                 291,472
Less current portion........................................       2,912
                                                              ----------
                                                              $  288,560
                                                              ==========

e. Merger and Restructuring Costs

     On February 25, 2000, the Company completed a merger with Medco. The merger has been accounted for as a pooling of interests and accordingly, the consolidated financial statements for the periods presented have been restated to include the accounts of Medco.

                           KING PHARMACEUTICALS, INC.

     The unaudited revenues and net income (loss) of the separate companies for the periods indicated below were as follows:

                                                                  SIX MONTHS
                                                                ENDED JUNE 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Revenues:
  King......................................................  $171,714   $136,005
  Medco.....................................................    22,871     16,502
  Jones.....................................................    97,366     60,762
                                                              --------   --------
                                                              $291,951   $213,269
                                                              ========   ========
Net income (loss):
  King......................................................  $  8,950   $ 15,883
  Medco.....................................................    (5,635)     6,103
  Jones.....................................................    39,308     21,363
                                                              $ 42,623   $ 43,349
                                                              ========   ========

     In connection with the merger with Medco, in the first quarter of 2000, the Company incurred merger and restructuring related costs of $20.8 million. The types of costs incurred, the actual activity and the remaining accrued balances at June 30, 2000 are summarized below:

                                                               INCOME       ACTIVITY         ACCRUED
                                                              STATEMENT      THROUGH       BALANCE AT
                                                               IMPACT     JUNE 30, 2000   JUNE 30, 2000
                                                              ---------   -------------   -------------
Transaction costs...........................................   $14,389       $13,457         $  932
Employee costs and other....................................     6,400         5,561            839
                                                               -------       -------         ------
          Total.............................................   $20,789       $19,018         $1,771
                                                               =======       =======         ======

     On September 27, 2000, the Company announced that it would incur a $45.0 million merger and restructuring cost in the third quarter related to its merger with Jones.

f. Commitments and contingencies

     On September 27, 2000, following the receipt by the Company's facility in Rochester, Michigan, "Parkedale," of a written notification from the FDA, the Company decided to discontinue permanently Fluogen(R) rather than devote additional resources to the product. Fluogen(R)'s gross sales totaled $32.0 million, while net sales equaled $28.7 million, for the year ended December 31, 1999. Gross profit for Fluogen(R) equaled $6.9 million for the same period. As a result of the discontinuance of the product, the Company will not recognize any revenue from Fluogen(R) during 2000. The Company has generally recognized revenue from Fluogen(R) during the third and fourth quarters of the past two calendar years. As a result of the discontinuance of Fluogen(R), the Company will incur non-recurring charges totaling approximately $45 million, before tax, in the third quarter of 2000. These estimated non-recurring charges related to Fluogen(R) include the write-off of related property, plant and equipment and intangible assets, existing inventory and employee severance.

                           KING PHARMACEUTICALS, INC.

     g. The following represents selected information for the Company's reporting segments for the periods indicated:

                                                                FOR THE SIX MONTHS ENDED
                                                                        JUNE 30,
                                                                ------------------------
                                                                   2000          1999
                                                                ----------    ----------
Total revenue:
  Branded pharmaceuticals...................................     $246,187      $172,892
  Licensed products.........................................       22,871        16,503
  Contract manufacturing....................................       28,232        25,624
  All other.................................................        5,255         6,479
  Eliminations..............................................      (10,594)       (8,228)
                                                                 --------      --------
          Consolidated total revenues.......................     $291,951      $213,270
                                                                 ========      ========
Gross profit:
  Branded pharmaceuticals...................................     $195,023      $142,680
  Licensed products.........................................       19,365        13,595
  Contract manufacturing....................................        4,022          (876)
  All other.................................................        2,573         4,277
                                                                 --------      --------
          Consolidated gross profit.........................     $221,003      $159,677
                                                                 ========      ========

                                                                    AS OF
                                                                JUNE 30, 2000
                                                                -------------
Total assets:
  Branded pharmaceuticals...................................     $  990,475
  Licensed products.........................................         17,203
  Contract manufacturing....................................        235,958
  All other.................................................          4,720
  Eliminations..............................................         (1,509)
                                                                 ----------
          Consolidated total assets.........................     $1,246,847
                                                                 ==========

     Capital expenditures were $9,062 and $4,766 for the six months ended June 30, 2000 and 1999, respectively. Capital expenditures are substantially utilized for contract manufacturing.

h. Guarantor Subsidiary Financial Statements as of and for the six months ended June 30, 2000

                       CONDENSED COMBINED BALANCE SHEETS

                                                                JUNE 30,
                                                                  2000
                                                              ------------
                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash......................................................    $163,504
  Investments...............................................      52,347
  Accounts Receivable.......................................      94,967
  Inventory.................................................      66,649
  Prepaid expenses and other current assets.................       3,562
  Deferred income taxes.....................................       2,742
                                                                --------
          Total current assets..............................     383,771
                                                                --------
  Property, plant, and equipment, net.......................     104,216
  Intangible assets, net....................................     182,054
  Intercompany receivable...................................      49,320
  Other assets..............................................       9,068
  Investments...............................................          --
                                                                --------
          Total assets......................................    $728,429
                                                                ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $ 49,611
  Current portion of long-term debt.........................          27
  Accrued expenses and other liabilities....................      46,173
  Income taxes payable......................................      20,680
                                                                --------
          Total current liabilities.........................     116,491
                                                                --------
  Long-term debt............................................          29
  Other long-term liabilities...............................       1,500
  Intercompany payable......................................          --
  Deferred income taxes.....................................       4,029
                                                                --------
          Total liabilities.................................     122,049
                                                                --------
  Shareholders' equity......................................     606,380
                                                                --------
          Total liabilities and shareholders' equity........    $728,429
                                                                ========

                       COMBINED STATEMENTS OF OPERATIONS

                                                               FOR THE SIX MONTHS
                                                                 ENDED JUNE 30,
                                                              --------------------
                                                                1999        2000
                                                              --------    --------
REVENUES:
          Total net revenues................................  $209,736    $290,689
                                                              --------    --------
OPERATING COSTS AND EXPENSES:
  Cost of revenues..........................................    54,004      74,320
  Selling, general, and administrative......................    41,427      60,291
  Depreciation and amortization.............................    11,491       7,055
  Research and development expense..........................     4,669       9,148
  Non-recurring charges.....................................        --      14,564
                                                              --------    --------
          Total operating costs and expenses................   111,591     165,378
                                                              --------    --------
OPERATING INCOME............................................    98,145     125,311
OTHER (EXPENSES) INCOME, NET................................     4,435       6,379
                                                              --------    --------
  Income before income taxes................................   102,580     131,690
                                                              --------    --------
  Income tax expense........................................    39,249      49,695
                                                              --------    --------
     NET INCOME.............................................  $ 63,331    $ 81,995
                                                              ========    ========

                       COMBINED STATEMENTS OF CASH FLOWS

                                                               FOR THE SIX MONTHS
                                                                 ENDED JUNE 30,
                                                              ---------------------
                                                                1999        2000
                                                              --------    ---------
Net cash provided by operating activities...................  $ 55,854    $  97,027
                                                              --------    ---------
Cash flow from investing activities:
  Purchase of investment securities.........................   (16,000)     (50,680)
  Proceeds from maturity or sale of investments.............    13,000      112,152
  Proceeds from sale of property and equipment..............        --           13
  Purchases of intangible assets............................    (4,889)      (4,000)
  Purchases of property and equipment.......................    (3,665)      (7,771)
                                                              --------    ---------
          Net cash used in investing activities.............   (11,554)      49,714
                                                              --------    ---------
Cash flows from financing activities:
  Increase (decrease) in inter-company payable..............   (15,792)    (106,610)
  Increase (decrease) in long-term debt.....................        81          (13)
  Proceeds from exercise of stock options and warrants......     1,690        2,733
  Purchase of stock held in treasury........................    (4,456)          --
  Payments of cash dividends................................    (1,873)      (2,619)
                                                              --------    ---------
          Net cash provided by (used in) financing
            activities......................................   (20,350)    (106,509)
                                                              --------    ---------
Change in cash and cash equivalents.........................    23,950       40,232
Cash and cash equivalents at beginning of period............   126,076      123,272
                                                              --------    ---------
Cash and cash equivalents at end of period..................  $150,026    $ 163,504
                                                              ========    =========

     i. The basic and diluted income before extraordinary item per common share was determined as follows:

                                                       FOR THE SIX MONTHS ENDED
                                                     ----------------------------
                                                       JUNE 30,        JUNE 30,
                                                         2000            1999
                                                     ------------    ------------
Income per common share before extraordinary
  item.............................................  $     47,308    $     44,054
Extraordinary item.................................        (4,685)           (705)
                                                     ------------    ------------
                                                     $     42,623    $     43,349
                                                     ============    ============
Income per common share:
Basic: Income per common share before extraordinary
  item.............................................  $       0.30    $       0.28
      Extraordinary item...........................         (0.03)             --
                                                     ------------    ------------
                                                     $       0.27    $       0.28
                                                     ============    ============
Diluted: Income per common share before
  extraordinary item...............................  $       0.29    $       0.27
        Extraordinary item.........................         (0.03)             --
                                                     ------------    ------------
                                                     $       0.26    $       0.27
                                                     ============    ============
Basic income per share:
  Weighted average common shares...................   159,325,875     158,644,125
                                                     ============    ============
Diluted income per share weighted average common
  shares...........................................   159,325,875     158,644,125
  Effect of stock options..........................     3,483,250       2,780,125
                                                     ------------    ------------
  Weighted average common shares plus assumed
     conversions...................................   162,809,125     161,424,250
                                                     ============    ============